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                                                                    EXHIBIT 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Joint Registration Statement on Form S-3 of Patriot American Hospitality, Inc. and Wyndham International, Inc. of our reports (i) dated February 19, 1997, on our audit of the consolidated financial statements of Wyndham Hotel Corporation as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in its 1996 Annual Report on Form 10-K dated March 26, 1997; (ii) dated May 12, 1997, on our audit of the Combined Financial Statements of the Minneapolis Hotels as of and for the year ended December 31, 1996, included in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating company dated September 17, 1997; (iii) dated June 27, 1997, on our audit of the Combined Statement of Direct Revenue and Direct Operating Expenses of the Met Life Hotels for the year ended December 31, 1996, included in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated September 17, 1997; (iv) dated September 8, 1997, on our audit of the Combined Financial Statement of the Snavely Hotels as of and for the year ended December 31, 1996, included on the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated September 17, 1997; (v) dated December 12, 1997, on our audit of financial statements of Sheraton City Centre as of and for the year ended December 31, 1996, included in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated January 5, 1998;
(vi) dated December 12, 1997, on our audit of the Statement of Direct Revenue and Direct Operating Expenses of Wyndham Emerald Plaza for the year ended December 31, 1996, included in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated January 5,
1998 and (vii) dated February 12, 1998, on our audit of Wyndham Hotel Corporation as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997 included in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated April 20, 1998.


                                            Coopers & Lybrand, L.L.P.

Dallas, Texas
April 20, 1998